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                                                                    EXHIBIT 23.3





               Consent of Independent Certified Public Accountants





Transcontinental Realty Investors, Inc.
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 23, 2000, relating to the consolidated financial statements and schedules of Transcontinental Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ BDO Seidman LLP

BDO SEIDMAN LLP


Dallas, Texas
November 29, 2000